UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2015

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2015, Gulfport Energy Corporation (“Gulfport”), as borrower, entered into a fifth amendment to its secured revolving credit facility with The Bank of Nova Scotia, as administrative agent, and certain lenders party thereto (the “Fifth Amendment”). The Fifth Amendment among other things, (a) increased Gulfport’s borrowing base from $575.0 million to $700.0 million, (b) increased the maximum permitted ratio of net funded debt to EBITDAX from a current level of 3.25 to 1 to 4.0 to 1, (c) revised Gulfport’s letter of credit sublimit from $150.0 million to the greater of (i) $150.0 million and (ii) 40% of the borrowing base existing at such time, (d) added an investments basket with a $100.0 million limitation for investments in joint ventures formed to own and operate midstream assets, (e) revised the limit of the general indebtedness basket from a current limit of $10.0 million in the aggregate at any time outstanding to a limit equal to the greater of (i) $10.0 million in the aggregate at any time outstanding and (ii) two percent (2%) of the borrowing base at the time such indebtedness is incurred, (f) added a dispositions basket covering dispositions of contracts (and rights or interests therein or thereunder) or other arrangements constituting a release of natural gas interstate transportation capacity, which dispositions do not (when considered cumulatively, and taken together with other related transactions and contractual arrangements) deprive Gulfport of the benefit of any material portion of Gulfport’s mineral interests, and (g) revised the provisions that limit Gulfport’s ability to enter into swap contracts.

The preceding summary of the Fifth Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1	Fifth Amendment to Amended and Restated Credit Agreement, entered into as of September 18, 2015, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent and L/C issuer, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: September 24, 2015	By:	/s/ Aaron Gaydosik
Aaron Gaydosik
Chief Financial Officer

Exhibit Index

Number	Exhibit

10.1	Fifth Amendment to Amended and Restated Credit Agreement, entered into as of September 18, 2015, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent and L/C issuer, and the lenders party thereto.